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                                                                      EXHIBIT 11

EARNINGS PER SHARE

The following reconciles the numerators and denominators of the basic and diluted earnings per share.

                                                                       FOR THE THREE MONTHS ENDED
                                                                                MARCH 31,
                                                                       --------------------------
(In thousands, except share data )                                         2003          2002
                                                                       ------------   -----------
Basic earnings per share
Income from continuing operations                                      $     14,358   $    12,580
Basic weighted average number of common shares outstanding               58,171,621    57,862,267
                                                                       ------------   -----------
Basic earnings per share from continuing operations                    $       0.25   $     0.22
                                                                       ------------   -----------
Cumulative effect of a change in accounting principle, net of tax      $          -   $   (15,107)
Basic weighted average number of common shares outstanding               58,171,621    57,862,267
                                                                       ------------   -----------
Basic earnings per share from continuing operations                    $       0.00   $     (0.26)
                                                                       ------------   -----------
Net income  (loss)                                                     $     14,358   $    (2,527)
Basic weighted average number of common shares outstanding               58,171,621    57,862,267
                                                                       ------------   -----------
BASIC EARNINGS PER SHARE                                               $       0.25   $     (0.04)
                                                                       ============   ===========
DILUTED EARNINGS PER SHARE
Income from continuing operations                                      $     14,358   $    12,580
Interest expense on convertible debentures                                      440           440
                                                                       ------------   -----------
Income available after assumed conversion                              $     14,798   $    13,020
                                                                       ------------   -----------
Basic weighted average shares outstanding                                58,171,621    57,862,267
Common stock equivalents resulting from convertible debentures            4,092,622     4,094,414
Common stock equivalents resulting from restricted stock and options      1,986,245     3,250,786
                                                                       ------------   -----------
Diluted weighted average shares outstanding                              64,250,488    65,207,467
                                                                       ------------   -----------
Diluted earnings per share from continuing operations                  $       0.23   $      0.20
                                                                       ------------   -----------
Cumulative effect of a change in accounting principle, net of tax      $          -   $   (15,107)
Diluted weighted average shares outstanding                              64,250,488    65,207,467
                                                                       ------------   -----------
Diluted earnings per share from continuing operations                  $          -         (0.23)
                                                                       ------------   -----------
Income available after assumed conversion                              $     14,798   $    (2,527)
Diluted weighted average shares outstanding                              64,250,488    65,207,467
                                                                       ------------   -----------
DILUTED EARNINGS PER SHARE                                             $       0.23   $     (0.04)
                                                                       ============   ===========
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